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                                                                    EXHIBIT 99-2

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT


               THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of December 30, 1998 by and among ECOSCIENCE CORPORATION, a Delaware corporation (the "Company"), and COGENTRIX DELAWARE HOLDINGS, INC. ("CDH").

               This Agreement is made pursuant to the Stock Purchase Agreement dated as of December 7, 1998 (the "Stock Purchase Agreement"), by and between the Company and CDH.

               Pursuant to the Stock Purchase Agreement, CDH will receive shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of the Company on December 31, 1998 (the "Delivery Date").

               In order to induce CDH to enter into the Stock Purchase Agreement, the Company has agreed to provide to CDH and their direct and indirect transferees the registration rights with respect to the Registrable Shares (as defined below) set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Stock Purchase Agreement.

               In consideration of the foregoing, the parties hereto agree as follows:

               1.            Definitions.

               As used in this Agreement, the following capitalized defined terms shall have the following meanings:

               "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

               "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               "CDH" shall have the meaning set forth in the preamble.

               "Common Stock" shall have the meaning set forth in the preamble.

               "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

               "Delivery Date" shall have the meaning set forth in the preamble.

               "Holder" shall mean a holder of Registrable Shares.



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               "Interested Persons" shall mean the Holders of Registrable Shares included within the coverage of the Shelf Registration.

               "Majority Holders" shall mean the Holders of a majority of the outstanding Registrable Shares.

               "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

               "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

               "Registrable Shares" shall mean (i) the Shares and (ii) any Common Stock issued or issuable with respect to the capital stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that the Shares shall cease to be Registrable Shares (i) when a Shelf Registration Statement with respect to such Shares shall have been declared effective under the 1933 Act and such Shares shall have been disposed of pursuant to such Shelf Registration Statement, (ii) when such Shares have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iii) when such Shares shall have ceased to be outstanding.

               "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC (as defined below), stock exchange, automated quotation system or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters (as defined below) in connection with blue sky qualification of any of the Registrable Shares), (iii) all expenses of any Persons retained by the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and (v) the fees and disbursements of the independent public accountants of the Company and any Person, including special experts, retained by the Company (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance) but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder.

               "Registration Statement" shall mean any registration statement of the Company that covers any of the Shares pursuant to the provisions of this Agreement and all amendments and

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supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "SEC" shall mean the Securities and Exchange Commission.

               "Shelf Registration" shall mean a registration effected pursuant to Section 2(a) hereof on any applicable registration form.

               "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(a) of this Agreement which covers all of the Registrable Shares on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "Stock Purchase Agreement" shall have the meaning set forth in the preamble.

               "Transfer Agent" shall mean Boston Equiserve or any successor transfer agent appointed by the Company.

               "Underwriters" shall have the meaning set forth in Section 3 hereof.

               "Underwritten Registration" or "Underwritten Offering" shall mean a registered offering in which Registrable Shares are sold to an Underwriter for reoffering to the public.

               2.            Registration Under the 1933 Act.

               (a) As promptly as reasonably possible, the Company shall prepare and file with the SEC the Shelf Registration Statement relating to all of the Registrable Shares. The Company shall use its commercially reasonable efforts to
(i) cause such Shelf Registration Statement to be declared effective by the SEC at the earliest practicable time, but in no event later than March 16, 1999 and
(ii) keep such Shelf Registration Statement effective until the earlier of (A) the sale by the Holders of all the Registrable Shares relating to such Shelf Registration Statement, (B) the date upon which the Registrable Shares may be sold without registration under Rule 144(k) promulgated under the 1933 Act ("Rule 144(k)) or (C) three years after the date the Shelf Registration Statement is declared effective; provided, however, that no Holders shall be entitled to have Registrable Shares held by such Holder covered by such Shelf Registration Statement unless the Holder agrees to be bound by all of the provisions of this Agreement applicable to such Holder; and provided, further, that, if for any reason the effectiveness of the Shelf Registration Statement is suspended, the period set forth in clause (B) above shall be extended by the aggregate number of days of each suspension period.

               The Company further agrees to supplement or amend the Shelf Registration Statement as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect

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to information relating to such Holder, the Company agrees to furnish the Holder of the Registrable Shares copies of any such supplement or amendment prior to its being used and/or filed with the SEC, and to use its commercially reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter. The Company agrees to furnish to the Holders of Registrable Shares copies of any such supplement or amendment promptly after its being used or filed with the SEC.

               (b) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or (e), whether or not it becomes effective. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Shares pursuant to the Shelf Registration Statement.

               (c) A Shelf Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Shares pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference until the offering of Registrable Shares pursuant to such Registration Statement may legally resume. If the Shelf Registration Statement is not declared effective by the SEC on or prior to March 16, 1999, each Holder shall have the right thereafter to sell to the Company upon demand and the Company shall buy from such Holder on or prior to the third business day following the date of such demand, as many Registrable Shares as such Holder shall elect (but, if the Note shall have been paid in full when due, in no event more than the number of shares that may be sold without the consent of the Company under Section 11 of the Stock Purchase Agreement) from time to time, until the Shelf Registration Statement shall have been declared effective at a purchase price equal to the greater of $4.00 and the closing price for the Common Stock on the National Association of Securities Dealers Automated Quotations System on the day prior to such sale.

               (d) Without limiting the remedies available to the Interested Persons, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Interested Persons for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Interested Persons may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a).

               (e) Piggyback Registrations

               (i) Right to Piggyback. If at any time upon the earlier to occur of: (i) after 60 days subsequent to the termination of the effectiveness of the Shelf Registration Statement effected pursuant to Section 2 prior to the expiration of the periods set forth in Section 2(a)(ii), or (ii) if the Shelf Registration Statement has not been declared effective on or before March 16, 1999, and the Company proposes to file a registration statement under the 1933 Act (except on Form S-4, Form S-8 or any successor forms thereto), whether or not for its own account (other than a registration effected pursuant to Section 2.a hereof), then the Company shall give written

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notice of such proposed filing to Holders at least thirty days before the anticipated effective date (the "Piggyback Notice"). The Piggyback Notice shall offer such holders the opportunity to register such amount of Registerable Shares as each such holder may request (a "Piggyback Registration"). Any such request shall be made by the Holder no later than 10 days after receipt of the Piggyback Notice. Subject to Section 2.2(e)(ii) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares requested to be included in the registration for such offering. The holders of Registrable Shares shall be permitted to withdraw all or part of the Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

               (ii) Priority on Piggyback Registrations. Subject to any rights that have been granted to security holders of the Company prior to the date hereof (the "Prior Rights"). The Company shall cause the managing underwriters of a proposed underwritten offering to permit holders of Registrable Shares requested to be included in the registration for such offering to include all such Registrable Shares on the same terms and conditions as any similar securities, if any, of the Company or any selling security holder included. Notwithstanding the foregoing, if the managing underwriters of such underwritten offering determines in good faith that the total number of securities that such Holders, the Company, and any other person having rights to participate in such registration, propose to include in such offering is such as to materially and adversely affect the success of such offering, then, subject to the Prior Rights, (x) if such Piggyback Registration is a primary registration on behalf of the Company, the securities to be offered (i) for the account of all such other persons shall be reduced or limited pro rata in proportion to the respective dollar amounts of securities owned to the extent necessary to reduce the total number of securities to be included in such offering to the amount recommended by such managing underwriters, and (y) if such Piggyback Registration is an underwritten secondary registration on behalf of the holders of securities of the Company, the Company shall include in such registration:
(A) first, up to the full number of securities of such persons exercising "demand" registration rights that in the opinion of such underwriter can be sold (allocated among such holders as they may so determine), and (B) second, the number of securities included in such registration pursuant to this Section 2.2 in excess of the securities such persons exercising "demand" registration rights proposed to sell that, in the opinion of such managing underwriter, can be sold (allocated pro rata on the basis of the aggregate dollar amount of securities requested to be included therein). The rights granted under this Section 2(e) may only be exercised by a Holder in a non-underwritten offering, if Rule 144(k) (or any successor rule) is not then available for the sale of the Holder's Registrable Shares.

3.     Registration Procedures

               In connection with the obligations of the Company with respect to the Shelf Registration Statement pursuant to Section 2(a) hereof, the Company shall as soon as reasonably possible:

               (a) prepare and file with the SEC a Shelf Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall be available for the sale of the Registrable Shares by the selling Holders thereof, and which Shelf Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements by the SEC to be filed therewith, and the Company shall use commercially reasonable efforts to cause such Shelf Registration

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Statement to become effective and remain effective in accordance with Section 2 hereof, and upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Shelf Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Shelf Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

               (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act and to keep each Prospectus current during the period described under
Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Shares;

               (c) furnish to the Interested Persons, and to each Underwriter of an Underwritten Offering of Registrable Shares, if any, without charge, as many copies, which copies may be photocopies, of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Interested Persons or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Interested Persons and any such Underwriters in connection with the offering and sale of the Registrable Shares covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

               (d) use its commercially reasonable efforts to register or qualify, by the time the Shelf Registration Statement is declared effective by the SEC, the Registrable Shares under all applicable state securities or "blue sky" laws of such jurisdictions in which any Holder of Registrable Shares covered by the Shelf Registration Statement reasonably requests, to cooperate with such Holder in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

               (e) notify the Interested Persons promptly and, if requested by any of the Interested Persons, confirm such advice in writing (i) when a Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to the Shelf Registration Statement and Prospectus or for additional information after the Shelf

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Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of the Shelf Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event or existence of any fact during the period the Shelf Registration Statement is effective which any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate;

               (f) make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment and provide immediate notice to the Interested Persons of the withdrawal of any such order;

               (g) furnish to the Interested Persons, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

               (h) cooperate with the Interested Persons to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends and enable such Registrable Shares to be in such denominations (consistent with the provisions of the Certificate of Incorporation) and registered in such names as the Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Shares;

               (i) upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Interested Persons to use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented Prospectus to correct such misstatement or omission;

               (j) within a reasonable time prior to the filing of the Shelf Registration Statement, any Prospectus, any amendment to the Shelf Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into the Shelf Registration Statement (except the Company's filing under the 1934 Act) or a Prospectus after initial filing of the Shelf Registration Statement, provide copies of such document to the Persons

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and make such representatives of the Company as shall be reasonably requested by the Interested Persons available for discussion of such document;

               (k) make available for inspection by one representative of the Interested Persons, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and accountants designated by the Interested Persons, at reasonable times and in reasonable manner, all financial and records, pertinent documents and properties of the Company (collectively, "Records"), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement. Records which the Company determines, in good faith, to be confidential and any Records which it notifies any representative of the Holders or any Underwriter as confidential shall not be disclosed by such persons, unless (f) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Shelf Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena from a court of competent jurisdiction or (iii) the information in such Records has generally been made available to the public. Each Holder will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is made generally available to the public. Each Holder will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the confidential at its expense;

               (l) use its commercially reasonably efforts to cause all Registrable Shares to be listed or quoted, as applicable on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed or quoted to the extent such Registrable Shares satisfy applicable listing or quotation requirements;

               (m) if reasonably requested by any Holder of Registrable Shares covered by a Registration Statement, (i) promptly incorporate in a Prospectus Supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; provided, however, that if such Holder requests that the Company make such amendment or supplement because such Holder provided misleading or false information to the Company, such Holder shall bear all the costs and expenses related to such amendment or supplement; and

               (n) in connection with an Underwritten Offering pursuant to a Shelf Registration Statement, take all actions as are reasonably requested by the managing Underwriter in order to facilitate the disposition of the Registrable Shares, and in such connection, (i) make such representations and warranties to the Holders and any Underwriters of such Registrable Shares with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to Underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain

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opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and its counsel) addressed to each Holder and Underwriter of Registrable Shares, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if applicable, any other certified public accountant of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Holder and Underwriter of Registrable Shares, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Shares being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

               The Company may require each Holder of Registrable Shares to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing. The Company may exclude from a Registration Statement the Registrable Shares of any Holder who fails to furnish such information in writing to the Company within 20 business days (or such longer period if the Company agrees in writing) after the Company mails such request. Each Holder of Registrable Shares included within the coverage of any Registered Statement agrees to furnish promptly to the Company all information required by applicable law to be disclosed by such Holder in order to make the information previously to the Company not misleading.

               Each Holder agrees that, upon receipt of any notice from the Company (a "Suspension Notice") of the happening of any event of the kind described in Section 3(e) (iii), (iv), (v) or (vi) hereof, such Holder will forthwith discontinue disposition of Registrable Shares pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in it possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such registrable Shares current at the time of receipt of the Suspension Notice or until such Holder is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto. If the Company shall give a Suspension Notice to the disposition of Registrable Shares pursuant to the Shelf Registration Statement, the Company shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or the Advice.

               The Holders of Registrable Shares covered by a Shelf Registration Statement who desire to do so may sell such Registrable Shares in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders

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of the Registrable Shares included in such offering and shall be reasonably acceptable to the Company.

               No Holder may participate in an Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements approved by the persons or entities entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                   4.   Indemnification and Contribution.

               (a) In connection with a Shelf Registration Statement, the Company agrees to indemnify and hold harmless (i) each Holder of Registrable Shares included in such Shelf Registration Statement, (ii) each Person, if any, who controls any such Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by any such Holder and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clauses (i), (ii) or (iii), an "Indemnified Party"), from and against, to the fullest extent lawful, all losses, claims, damages, judgments, actions, expenses and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Indemnified Party in connection with defending or investigating any such action or claim), to which any Indemnified Party may subject, under the 1933 Act or otherwise, insofar as any such loss, claim, damage, judgments, actions, expenses or liability is directly or indirectly caused by, related to, based upon, arising out of in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) pursuant to which Registrable Shares were registered under the 1933 Act, including all documents incorporated therein by reference, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have any amendments or supplements thereto), or (iii) any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages, judgments, actions, expenses or liabilities are caused by any such untrue statement or omission or alleged untrue statement or alleged omission based upon and in conformity with information relating to an Interested Persons furnished to the Company in writing by the Interested Persons, expressly for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have. In connection with any Underwritten Offering permitted by Section 3 of this Agreement, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Indemnified Party, if requested in connection with any Registration Statement.


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               (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Interested Persons, each Person, if any, who controls the Company or any such Interested Person within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by the Company or any such Interested Person and each of their directors, officers and employees to the same extent as the foregoing indemnity from the Company to the Interested Persons, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Shares giving rise to such indemnification obligation.

               (c) In case any action or proceeding (including any governmental investigation or proceeding) shall be brought, asserted or instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such the Indemnified Party shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing; provided however, that the failure to notify the indemnifying party shall not relieve it of any liability which it may have under this Section 5 except to the extent that the indemnifying party did not otherwise learn of such action and it has been prejudiced by such failure. The indemnifying party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the indemnifying party may reasonably designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. If any such claim or action shall be brought against an Indemnified Party, and it shall have notified the indemnifying party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similar notified indemnified party, to assume the defense of thereof with counsel reasonably satisfactory to be the Indemnified Party. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the indemnifying party has failed to assume the defense on behalf of Indemnified Party, (ii) the indemnifying party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) designated in writing by a majority of the Holders of Registrable Shares seeking indemnification, if more than one Holder is an Indemnified Party, as the case may be, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such

Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an indemnifying party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnified Party may settle any proceeding without the written consent of the indemnifying party, if the indemnifying party has not agreed to indemnify the Indemnified Party pursuant to this paragraph within 60 days of such request for indemnification from the Indemnified Party.

               (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 4 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages, expenses or liabilities, then each applicable indemnifying party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand of the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' obligations to contribute pursuant to this Section 5(d) are several in proportion to the number of Registrable Shares of such Holder that were registered pursuant to a Registration Statement.

               (e) Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which Registrable Shares were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity. The Holder's obligations to contribute pursuant to this
Section 5(e) are several in proportion to the respective amount of Registrable Shares registered by each of the Holders and not jointly.

               (f) Survival. The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this

Agreement, (ii) any investigation made by or on behalf of the Interested Persons or any person controlling the Interested Persons, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, and
(iii) any sale of Registrable Shares pursuant to the Shelf Registration
Statement.

               (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

               (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, a waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the outstanding Registrable Shares affected by such amendment, modification, supplement, waiver or consent; provided however, that no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Shares unless consented to in writing by such Holder.

               (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 5(c), which address initially is as set forth on Schedule A, (ii) if to the Company, initially at 10 Alvin Court, East Brunswick, New Jersey 08816,
Attention: Michael A. DeGiglio, President, with a copy to Giordano, Halleran & Ciesla, D.C., 125 Half Mile Road, P.O. Box 190, Middletown New Jersey 07747,
Attention: Philip D. Forlenza, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 5(c).

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

               (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Shares in violation of the terms of the Stock Purchase Agreement. If any transferee of any Holder shall acquire Registrable Shares, in any manner, whether by operation of law or otherwise, such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such person shall be conclusively deemed to have to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive benefits hereof.

               (e) Counterparts. This Agreement may be executed manually or by telecopier in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

               (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (i) Entire Agreement. This Agreement (together with the Stock Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. Them are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein (or therein) with respect to the registration rights granted by the Company with respect to the Registrable Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                              ECOSCIENCE CORPORATION


                                              By: /s/ J. KEVIN COBB
                                                 -------------------------------
                                              Name: J. Kevin Cobb
                                              Title: Senior Vice President


                                              COGENTRIX DELAWARE
                                              HOLDINGS, INC.


                                              By: /s/ THOMAS F. SCHWARTZ
                                                 -------------------------------
                                              Name: Thomas F. Schwartz
                                              Title: Senior Vice President -
                                                     Finance and Treasurer

                                  SCHEDULE 2(d)



Consent of Silicon Valley Bank under Loan and Security Agreement dated April 28, 1997